UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2010

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Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33767 (Commission File Number)	27-1310817 (I.R.S. Employer Identification No.)
3000 John Deere Road Toano, Virginia (Address of principal executive offices)	23168 (Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
                                Appointment of Certain Officers; Compensatory Arrangements of Certain
                                Officers.

On March 11, 2010, the Board of Directors of Lumber Liquidators Holdings, Inc. (the “Company”) took action to increase the number of directors on the Company’s Board of Directors from seven to eight. In connection with that action, on March 11, 2010, the Board appointed Peter B. Robinson to serve, effective April 1, 2010, as a new director in the class of directors whose current terms expire in 2011. The Board anticipates naming Mr. Robinson to serve on one or more committees of the Board but at the time of this Form 8-K, the Board has not determined the committee(s) to which he will be named. The Company will file an amendment to this Form 8-K naming those committees once they are determined.

Mr. Robinson currently serves as an Executive Vice President of Burger King Corporation where he is responsible for Burger King’s global marketing and strategy functions. Prior to assuming his current role, Mr. Robinson was an Executive Vice President and President of Burger King’s Europe, Middle East and Africa business segment. Before joining Burger King, Mr. Robinson worked for General Mills, Inc. as President of Pillsbury USA, and Senior Vice President of General Mills Inc. Earlier in his career, Mr. Robinson held positions of increasing responsibility at The Pillsbury Company, PepsiCo, Kraft General Foods, and Procter & Gamble, Ltd. UK. Mr. Robinson holds a B.A. in Economics from Newcastle University.

Mr. Robinson’s compensation will be consistent with the compensation policies applicable to the Company’s other non-employee directors.

The Company issued a press release on March 16, 2010 announcing the appointment of Mr. Robinson, a copy of which is being furnished as an exhibit to this report and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC.
(Registrant)

Date: March 16, 2010                                                                     By:  /s/E. Livingston B. Haskell

E. Livingston B. Haskell Secretary and General Corporate Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 16, 2010.